AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 2004

REGISTRATION STATEMENT NO. 333-

SECURITIES AND EXCHANGE COMMISSION

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	56-1641133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(804) 648-3820

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Robert B. Harris, Ph.D. President and Chief Executive Officer Commonwealth Biotechnologies, Inc. 601 Biotech Drive Richmond, Virginia 23235 (804) 648-3820	Bradley A. Haneberg, Esq. Kaufman & Canoles III James Center 1051 East Cary Street, 12th Floor Richmond, Virginia 23219 (804) 771-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value per share	400,000 (3)	$6.725	$2,690,000	—
Common Stock, without par value per share	100,000 (4)	$7.59	$759,000	—
Common Stock, without par value per share	24,000 (5)	$7.50	$180,000	—
Total	524,000	—	$3,629,000	$460.00

(1)	In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement covers a presently indeterminate number of shares of common stock issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.

(2)	With respect to shares of common stock issuable upon the exercise of warrants that have an exercise price that exceeds the average of the high and low sales prices for the shares of common stock as reported on the Nasdaq SmallCap Market on June 10, 2004, pursuant to Rule 457(g) of the Securities Act of 1933, as amended, the offering price is assumed, solely for the purpose of calculating the registration fee, to be equal to the exercise price of the warrants. With respect to all other shares of common stock, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the offering price is calculated, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices for shares of common stock of Commonwealth Biotechnologies, Inc. on June 10, 2004, as reported on the Nasdaq SmallCap Market.

(3)	Consists of 400,000 shares of common stock issued to the selling shareholders in a private offering completed in May 2004.

(4)	Consists of 100,000 shares of common stock issuable upon exercise of warrants issued to the selling shareholders in a private offering completed in May 2004.

(5)	Consists of 24,000 shares of common stock issuable upon exercise of warrants issued to Jesup & Lamont Securities Corp. as partial consideration for investment banking services rendered in connection with a private offering completed in May 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 17, 2004

Prospectus

COMMONWEALTH BIOTECHNOLOGIES, INC.

524,000 Shares of Common Stock

The shareholders of Commonwealth Biotechnologies, Inc. listed in this prospectus are offering for sale up to 400,000 shares of common stock, without par value per share, and an additional 124,000 shares of common stock that may be sold upon exercise of warrants issued in a private offering in May 2004.

We expect that sales made pursuant to this prospectus will be made:

•	in broker’s transactions;

•	in block trades on the Nasdaq SmallCap Market;

•	in transactions directly with market makers; or

•	in privately negotiated sales or otherwise.

We will not receive any of the proceeds of sales by the selling shareholders. We will pay the expenses incurred to register the shares for resale, but the selling shareholders will pay any underwriting discounts, concessions, or other brokerage commissions associated with the sale of their shares of common stock. The selling shareholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. Securities laws and Securities and Exchange Commission regulations may require the selling shareholder to deliver this prospectus to purchasers when they resell their shares of common stock.

Our common stock is traded on the Nasdaq SmallCap Market under the symbol “CBTE.”

Carefully consider the risk factors beginning on page 4 of this prospectus before investing. This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all the information that you need to consider in making your investment decision. You should read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 4 and the following summary together with the more detailed information regarding our company, the shares of common stock, our financial statements and the notes to those statements and the other documents incorporated by reference to this prospectus, and the exhibits to the registration statement of which this prospectus is a part. References in this prospectus to “CBI,” the “Company,” “we,” “us,” and “our” refer to Commonwealth Biotechnologies, Inc., unless otherwise specified.

Commonwealth Biotechnologies, Inc.

Overview

We provide sophisticated research and development support services on a contract basis to the biotechnology industry. Our customers consist of private companies, academic institutions and government agencies, all of which use biological processes to develop products for health care, agricultural and other purposes. We derive revenues principally from providing macromolecular synthetic and analytical services to researchers in the biotechnology industry or to researchers who are engaged in life sciences research in government or academic labs throughout the world.

We provide these services to customers on a contract basis and derives revenues from these services, not solely from sales of commercial products resulting from the research. This arrangement distinguishes us from many other biotechnology companies. Our revenues are not derived from successful commercialization of a new biotechnology product. We believe that we have developed a strong reputation as a leading provider of biotechnology research and development analytical services. We are focusing our expansion efforts on the maintenance and expansion of long-term relationships with customers in the biotechnology industry and in establishing new customer relationships. We have implemented new technologies to provide new services to our customers, and are continuing to develop new products and services to meet the changing needs of our customers.

Our executive offices are located at 601 Biotech Drive, Richmond, Virginia 23235, and our telephone number is (804) 648-3820.

May 2004 Private Offering

We recently completed a private offering of 400,000 shares of our common stock and warrants to purchase 100,000 shares of our common stock in May 2004. We received gross proceeds of $2,500,000 from the offering. We anticipate using the net proceeds of the offering to (i) enhance our bio-defense capabilities by expanding, upgrading and equipping our accredited biosafety level 3 laboratory suite, (ii) expand our marketing activities, particularly in the area of e-commerce, but also in more traditional methods of marketing, and (iii) enhance our general working capital.

In the private offering, we issued shares of our common stock at a purchase price of $6.25 per share to the selling shareholders described on page 8 of this prospectus, all of whom are accredited investors. All of the warrants issued to the selling shareholders in the private offering had an exercise price of $7.59 per share and had a maximum term of five years from the date of issuance. We also issued warrants to purchase an aggregate of 24,000 shares of common stock to Jesup & Lamont Securities, Corp., as partial consideration for investment banking services in connection with the private offering. These warrants have an exercise price of $7.50 per share and a maximum term of five years. We are registering for resale 400,000 of our common stock and 100,000 shares of our common stock underlying the warrants that were issued in the private offering to the selling shareholders. We are also registering for resale 24,000 shares of common stock underlying the warrants we issued to Jesup & Lamont Securities Corp.

Principal Executive Offices

We are a Virginia corporation with our principal executive offices located at 601 Biotech Drive, Richmond, Virginia 23235. Our telephone number is (804) 648-3820. Our website address is www.cbi-biotech.com. Information on our website does not constitute a part of this prospectus.

The Offering

Common Stock Offered by the Selling Shareholders	524,000

Common Stock Currently Outstanding	3,201,556 (1)

Use of Proceeds	We will not receive any of the proceeds of sales of common stock by the selling shareholders. See “Use of Proceeds.”

Risk Factors	Your should carefully consider all of the information contained in, and incorporated by reference into, this prospectus, and in particular, you should evaluate the specific risks set forth under “Risk Factors,” beginning on page 4.

Nasdaq SmallCap Market Symbol	CBTE

(1)	The number of shares outstanding does not include as of June 15, 2004, 518,079 shares of common stock reserved for issuance upon exercise of options outstanding under our stock option plans, and 503,498 shares of common stock reserved for issuance of outstanding warrants.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our common stock could decline, and you may lose all or part of your investment.

This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in this prospectus. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, and in any documents incorporated in this prospectus by reference.

Risks Related to our Business and Industry

We have incurred losses and anticipate future losses.

We have incurred significant losses since our inception in 1997, including net losses of $2,091,194 in 1999, $921,916 in 2000, $1,673,031 in 2001, $625,726 in 2002 and $80,601 in 2003. As of December 31, 2003, we had an accumulated deficit of $8,944,513 and shareholders equity of $3,371,293. While we expect to eliminate losses from operations in the upcoming fiscal quarters, we cannot assure that we will ever operate profitably on a consistent basis.

We may need to raise additional capital to reach our goals.

If we are not able to generate sufficient cash for ongoing operations, we will need to raise additional funds through public or private sale of our equity or debt securities or from other sources to build our core business and to maintain compliance with Nasdaq listing requirements.

We cannot assure you that additional funds will be available if and when we need them, or that if funds are available, they will be on terms favorable to us and our shareholders.

If we are unable to obtain sufficient funds or if adequate funds are not available on terms acceptable to us, we may be unable to meet our business objectives. A lack of sufficient funds could also prevent us from taking advantage of important opportunities or being able to respond to competitive conditions. Any of these results could have a material adverse effect on our business, financial condition and results of operations.

Our need to raise additional funds could also directly and adversely affect your investment in our common stock in another way.

When a company raises funds by issuing shares of stock, the percentage ownership of the existing shareholders of that company is reduced or diluted. If we raise funds in the future by issuing additional shares of common stock or securities convertible or exchangeable into shares of common stock, you may experience significant dilution in the value of your shares.

We might not be able to use net operating loss carryforwards.

As of December 31, 2003, we had net operating loss carryforwards for federal income tax purposes of approximately $9,176,000, which will expire at various dates through 2021. Our ability to use these net operating loss and credit carryforwards to offset future tax obligations, if any, may be limited by changes in our ownership. Any limitation on the use of net operating loss carryforwards, to the extent it increases the amount of federal income tax that we must actually pay, may have an adverse impact on our financial condition.

We expect that our quarterly results of operations will continue to fluctuate, and this fluctuation could cause our stock price to decline, causing investor losses.

We make money by providing analytical services to the pharmaceutical, biotechnology and related industries. Our revenues continue to change because of changes in the status of contracts with several large customers, including the federal government. In addition, many of our other customer projects are individual orders for specific projects. Obtaining additional work is highly dependent upon customer satisfaction with our services and upon other things beyond our control, such as the timing of product development and commercialization programs of our customers. As we cannot predict for more than a few months in advance the number and size of future projects, the timing of significant projects could have a major influence on financial results in any given period. The combined impact of several large contracts and the unpredictable project fluctuations from other customers can result in very large changes in financial performance from quarter to quarter or year to year.

The loss of key personnel or the inability to attract and retain additional personnel could impair our ability to develop our operations.

We are highly dependent on our senior management and scientific staff, and the loss of their services would adversely affect our business. In addition, we must hire and keep a number of additional highly qualified and experienced management and scientific personnel, consultants and advisors. It is important that we hire and keep qualified personnel. Competition is high for qualified individuals, and we face competition from many other pharmaceutical and biotechnology companies, universities and other research institutions. We may not be able to attract and keep such individuals on acceptable terms or at all, and not being able to do so would have a negative affect on us.

We employ only a limited number of marketing and sales personnel.

We employ one full-time marketing professional and no sales personnel. We will have to hire our own sales force or use an outside sales force. There is no guarantee that we will be able to do so or that it will be cost effective. By using outside sales persons, we may lose control over important factors, including market identification, marketing methods, pricing, and promotional activities. We could lose control over the make-up of the sales force and the amount of time they spend selling. We may be unable to stop this outside sales force from pursuing other services which compete with our business.

Our industry is extremely competitive.

There is intense competition in our industry. Many of our competitors and potential competitors have substantially larger laboratory facilities, marketing capabilities and staff than we do. In order to be able to compete, we will need to provide to our customers new analytical technologies as they become available in our rapidly changing, technology driven business. A large amount of money may be required to obtain these technologies.

Our success is dependent upon retaining customers in a highly competitive market.

Our future success will depend, in part, upon our ability to keep key customers. In 2003, approximately 25% of our revenues were attributable to one customer. A loss of this customer would have a material, adverse effect upon us.

We use hazardous chemicals and radioactive and biological materials in our business.

Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly. Our business operations involve the controlled use of hazardous materials, chemicals, recombinant biological molecules, biohazards (infectious agents) and various radioactive compounds. Although we believe that our safety procedures for using and disposing of such materials meets the standards set by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. If such an accident occurs, we could be held responsible for any damages that result and any such liability could exceed our financial resources.

If we are unable to adequately protect our proprietary technologies, third parties may be able to use these technologies, which could adversely affect our ability to compete in the market.

We are conducting research into a potential technology that may result in new pharmaceutical products. This technology is in early stages of development. It is highly speculative due to the substantial risks and considerable uncertainties associated with its development, which include but are not limited to the following:

•	The development of our technology may not yield products which work or are better than other products. As a result, these products my have little commercial value. Other companies that have substantially greater research, development and marketing resources may develop competing products that would prevent our products from selling in the marketplace.

•	We must secure and defend patent and other intellectual property rights to the technologies, and avoid infringing the intellectual property rights of third parties. The patent positions of biotechnology companies are uncertain and involve difficult legal and factual questions. We cannot guarantee that we will develop intellectual property rights that are protectable or that the protection afforded will be enough to protect the commercial value of our technologies. In addition, our patent rights may be challenged, invalidated, infringed or circumvented.

•	Commercialization of any products resulting from our research generally will require government approvals and be subject to extensive government regulation. In the case of human pharmaceutical products, the approval of the United States Food and Drug Administration requires extensive pre-clinical and clinical trials involving considerable costs and uncertainties. If we do not receive government approvals, we would be unable to commercialize products based on our research and development programs.

•	Because we do not have and likely will not have the resources we need to develop products beyond the initial research stage, we may have to license marketable technologies resulting from our research to third parties for development into commercial products. As a result, we may surrender control over the development and marketing processes and will have to rely on the efforts and resources of third parties.

Risks Related to the Offering of Securities Pursuant to this Prospectus

We have experienced dramatic shifts in the trading volume of our common stock and you may not be able to sell the securities at all or when you want to do so.

Our common stock is currently quoted on the Nasdaq SmallCap Market. The trading volume of our common stock has shifted dramatically over short time periods during the last few years. Over the past three years, the daily trading volume for our common stock was as low as no shares per day and as high as 13,129,300 per day, as reported by Nasdaq. Because of the shifting trading volume, you may be unable to sell our common stock when you want to do so if the trading market for our common stock is limited at the time of your proposed sale.

Our stock price might be volatile and you might not be able to resell your securities at or above the price you have paid.

If you purchase our common stock, you might not be able to resell the shares at or above the price you have paid. The market price of our common stock might fluctuate significantly in response to many factors, some of which are beyond our control, including the following:

•	actual or anticipated fluctuations in our annual or quarterly results of operations;

•	variations in our operating results, which could cause us to fail to meet investors’ expectations;

•	announcements by our competitors of significant contracts, strategic partnerships, joint ventures or capital commitments;

•	conditions and trends in the biotechnology industry;

•	general market, economic, industry and political conditions;

•	additions or departures of key personnel;

•	stock market price and volume fluctuations attributable to inconsistent trading levels; and

•	future sales of equity or debt securities, including sales that dilute existing investors.

In addition, the stock market has experienced extreme volatility that often has been unrelated to the performance of its listed companies. Moreover, on occasion, only a limited number of our shares are traded each day, which could increase the volatility of the price of our stock. These market fluctuations might cause our stock price to fall regardless of our performance. In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we were involved in securities class action litigation, it could result in substantial costs and a diversion of our attention and have a material adverse effect on our business.

We are not providing any legal or tax advice with respect to the tax consequences regarding the securities.

An investment in the securities may involve certain material federal and state tax consequences. Prospective investors should not rely on this prospectus or any of the exhibits to this prospectus for legal, tax or business advice. Prospective investors should consult with their respective legal counsel, accountant or business adviser as to legal, tax and related matters concerning investment in the securities offered in this prospectus.

We do not presently anticipate paying cash dividends on our common stock.

We intend to retain all earnings for the foreseeable future for funding our business operations.

USE OF PROCEEDS

The selling shareholders will receive the net proceeds from the sale of their shares of common stock. We will not receive any proceeds from these sales. We received estimated aggregate gross proceeds of approximately $2,500,000 from the sale of the shares of common sock and warrants to purchase shares of our common stock pursuant to our May 2004 private offering. To the extent we receive any proceeds upon the exercise of the warrants issued in the May 2004 private offering, we will use such proceeds as general working capital.

SELLING SHAREHOLDERS

This prospectus covers the resale by the selling shareholders of:

•	400,000 shares of common stock issued to the selling shareholders in our May 2004 private offering;

•	100,000 shares of common stock issuable upon the exercise of warrants issued to the selling shareholders in our May 2004 private offering; and

•	24,000 shares of common stock issuable upon the exercise of warrants issued to Jesup & Lamont Securities Corp. as partial consideration for their investment banking services in connection with our May 2004 private offering.

The following table sets forth (i) the name of each of the selling shareholders, (ii) the number of shares of common stock beneficially owned by each such selling shareholder that may be offered for the account of such selling shareholder under this prospectus, and (iii) the number of shares of common stock beneficially owned by each such selling shareholder upon completion of this offering. Such information was obtained from the selling shareholders but has not been independently verified by us. The term “selling shareholder” includes the persons listed below and their respective transferees, pledgees, donees, or other successors.

Name	Number of shares beneficially owned before the offering	Number of shares that may be offered		Number of shares to be beneficially owned if all shares are sold	Percent of common stock owned after the offering(1)
Omicron Master Trust	0	50,000	(2)	0	0
Iroquois Capital LP	0	150,000	(3)	0	0
Deutsche Suisse Asset Management, Ltd., f/b/o DSAM Fund, LP	79,200	300,000	(4)	79,200	2.5
Jesup & Lamont Securities Corp.	0	24,000	(5)	0	0

*	Less than 1%.

(1)	Based on 3,201,556 shares of common stock outstanding as of June 17, 2004.

(2)	Represents 40,000 shares of common stock and 10,000 shares of common stock underlying warrants.

(3)	Represents 120,000 shares of common stock and 30,000 shares of common stock underlying warrants.

(4)	Represents 240,000 shares of common stock and 60,000 shares of common stock underlying warrants.

(5)	Represents 24,000 shares of common stock underlying warrants.

Material Relationships with the Selling Shareholders

Jesup & Lamont Securities Corp. served as the placement agent in connection with our May 2004 private offering of 400,000 shares of common stock and warrants to purchase 100,000 shares of our common stock. Jesup & Lamont Securities Corp. received a cash fee of $150,000 and warrants to purchase 24,000 shares of our common stock as consideration for its services as placement agent. All of the warrants issued to Jesup & Lamont Securities Corp. in the May 2004 private offering have a term of up to five years and an exercise price of $7.50 per share.

PLAN OF DISTRIBUTION

The common stock may be sold from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The common stock may be sole in one or more of the following types of transactions:

•	a block trade in which a selling shareholder will engage a broker-dealer who will then attempt to sell the common stock, or position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of such exchange; or

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the re-sales.

In connection with distributions of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell common stock short and redeliver the common stock to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the common stock, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. The selling shareholders may also loan or pledge common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or, upon a default, the broker-dealer may effect sales of the pledged common stock pursuant to this prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders in amounts to be negotiated in connection with the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

Commissions and discounts, if any, attributable to the sales of common stock will be borne by the selling shareholders. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

In order to comply with the securities laws of various states, if applicable, sales of the common stock made in those states will only be through registered or licensed brokers or dealers. In addition, some states do not allow the securities to be resold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling shareholders.

Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the common stock may not simultaneously engage in market-making activities with respect to our common stock for a period of up to five business days prior to the commencement of such distribution. In addition to those restrictions, each selling shareholder will be subject to the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including Regulation M and Rule 10b-7, which provisions may limit the timing of purchases and sales of our securities by the selling shareholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy this information at the following location of the SEC:

Public Reference Room

450 Fifth Street, N.W.

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC that covers the resale of the common stock offered by this prospectus. This prospectus is part of the registration statement, but the prospectus does not include all of the information included in the registration statement. You should refer to the registration statement for additional information about us and the common stock being offered in this prospectus. Statements that we make in this prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement may not be complete and you should review the referenced document itself for a complete understanding of its terms.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference our:

1.	Annual Report on Form 10-KSB for the year ended December 31, 2003;

2.	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;

3.	Current Reports on Form 8-K filed on March 11, 2004, March 30, 2004, March 31, 2004, April 30, 2004, May 11, 2004, May 27, 2004 and June 4, 2004;

All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus to the end of the offering of the common stock under this prospectus shall also be deemed to be incorporated herein by reference and will automatically update information in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235, Attention: Thomas R. Reynolds, Secretary. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed to constitute a part of this prospectus except as so modified or superceded.

You should rely only on the information provided in this prospectus and the information incorporated by reference. We have not authorized anyone to provide you with different information. The selling shareholders are not offering to sell, or seeking offers to buy, the shares in any state where offers or sales are not permitted. We do not claim the accuracy of the information of this prospectus as of any date other than the date stated on the cover.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain certain forward-looking statements that involve a number of risks and uncertainties. These statements include, without limitation:

•	our future growth plans;

•	our beliefs as to the sufficiency of cash and cash equivalent;

•	our plans with respect to funding operations;

•	our projected expense levels and the outcome of contingencies;

•	those factors listed under the caption “Risk Factors;” and

•	other factors referenced in this prospectus.

These statements, in addition to statements made in conjunction with the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are forward-looking statements within the meaning of the Safe Harbor provision of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and only reflect management’s expectations and estimates. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements:

•	general economic and market conditions;

•	the effect of global terrorism;

•	the state of the federal, state and local regulatory environment;

•	lack of demand for our services; the ability of our customers to perform services “in-house;” and

•	the effect of potential cost containment efforts by our customers resulting in fewer research and development projects.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus to conform them to actual results. We do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption “Risk Factors.”

We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those projected in any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents we incorporate by reference might not occur. For these statements we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Securities Act of 1933, as amended. You should carefully read this prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

EXPERTS

The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Kaufman & Canoles, P.C., Richmond, Virginia.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses payable by the registrant in connection with the filing of this Form S-3 Registration Statement:

SEC registration fee	$460

Legal fees	$15,000

Accounting fees and expenses	$5,000

Miscellaneous expenses	540

Total	$21,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VI of the company’s Articles of Incorporation provides as follows:

“The Corporation shall indemnify(a) any person who was, is or may become a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve securities by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.”

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits.

4.1	Form of Common Stock Certificate (1)

5.1	Opinion of Kaufman & Canoles, P.C. (2)

23.1	Consent of Kaufman & Canoles, P.C. (contained in Exhibit 5.1)(2)

23.2	Consent of BDO Seidman, LLP (2)

24.1	Power of Attorney (see Page II-3) (2)

(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2, Registration No. 333-31731.

(2)	Filed herewith.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) include any material information with respect to the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(c) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 17th day of June, 2004.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert B. Harris, Ph.D. and Richard J. Freer, Ph.D., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard J. Freer, Ph.D. Richard J. Freer, Ph.D.	Chairman of the Board, Chief Operating Officer and Director (Principal Executive Officer)	June 17, 2004

/s/ Robert B. Harris Robert B. Harris	President, Chief Financial Officer and Director	June 17, 2004

/s/ Thomas R. Reynolds Thomas R. Reynolds	Executive Vice President for Science and Technology, Secretary and Director	June 17, 2004

/s/ James H. Brennan James H. Brennan	Controller (Principal Financial and Accounting Officer	June 17, 2004

/s/ Peter C. Einselen Peter C. Einselen	Director	June 17, 2004

/s/ Samuel P. Sears, Jr. Samuel P. Sears, Jr.	Director	June 17, 2004

/s/ Donald A. McAfee Donald A. McAfee	Director	June 17, 2004

/s/ James D. Causey James D. Causey	Director	June 17, 2004

EXHIBIT INDEX

4.1	Form of Common Stock Certificate (1)

5.1	Opinion of Kaufman & Canoles, P.C. (2)

23.1	Consent of Kaufman & Canoles, P.C. (contained in Exhibit 5.1)(2)

23.2	Consent of BDO Seidman, LLP (2)

24.1	Power of Attorney (see Page II-3) (2)

(1)	Incorporated by reference to the Company’s Registration Statement on Form SB-2, Registration No. 333-31731.

(2)	Filed herewith.